Exhibit 10.21

BRUKER ENERGY & SUPERCON TECHNOLOGIES, INC.

STOCK OPTION AGREEMENT

UNDER STOCK OPTION PLAN

INCENTIVE STOCK OPTION

AGREEMENT entered into [Enter Date] by and between Bruker Energy & Supercon Technologies, Inc., a Delaware corporation with a principal place of business in Billerica, Massachusetts (the “Company” ), and the undersigned employee (the “Employee”) of the Company or one of its subsidiaries (the Company and its subsidiaries herein together referred to as the “Company”).

1.                                      The Company desires to grant the Employee an incentive stock option under the Company’s 2009 Stock Option Plan (the “Plan”) to acquire shares of the Company’s common stock, $.01 par value per share (the “Shares”).

2.                                      Section 6 of the Plan provides that each option is to be evidenced by an option agreement, setting forth the terms and conditions of the option.

ACCORDINGLY, in consideration of the premises and of the mutual covenants and agreements contained herein, the Company and the Employee hereby agree as follows:

1.                                      Grant of Option.  The Company hereby irrevocably grants under the Plan and subject to the terms and conditions of the Plan to the Employee an incentive stock option (the “Option”) to purchase all or any part of an aggregate of [Enter # of Shares] Shares on the terms and conditions hereinafter set forth.

2.                                      Purchase Price.  The purchase price (“Purchase Price”) for the Shares covered by the Option shall be $[Enter Price per Share] per Share.

3.                                      Time of Exercise of Option.

(a)                                 The Option shall not be exercisable prior to one (1) year from grant.  Thereafter, the Option shall only be exercisable as follows:

	Percentage of
	Shares Becoming	Cumulative
	Available for	Percentage
On or After	Exercise	Available

12 months	20%	20%
24 months	20%	40%
36 months	20%	60%
48 months	20%	80%
60 months	20%	100%

4.              Term of Options; Exercisability.

(a)                                 The Option shall expire not more than ten (10) years from the date of the granting thereof, but shall be subject to earlier termination as herein provided.

(b)                                 The Option shall cease to vest as of the last day the Employee ceases to be an employee of the Company for any reason whatsoever.

(c)                                  Except as otherwise provided in this Section 4, if the Employee ceases to be an employee of the Company, the Employee’s ability to exercise the Option shall terminate as of the day the Employee ceases to be an employee of the Company, or on the date on which the Option expires by its terms, whichever occurs first, and the Option shall not be exercisable after such date.  However, in the event the Employee is terminated for Cause (as hereinafter defined), the Employee’s ability to exercise the Option shall terminate on the day the Employee ceases to be an employee of the Company, or on the date on which the Option expires by its terms, whichever occurs first, and the Option shall not be exercisable after such date.

(d)                                 As used herein, “Cause” shall mean the Employee’s commission of a felony or a crime involving moral turpitude, the Employee’s breach of any provision of an agreement with the Company, the Employee shall have repeatedly been absent from work without satisfactory explanation therefor, or the Employee shall have committed an improper act with respect to, or act of dishonesty against, the Company.

(e)                                  If such termination of employment is because the Employee has become permanently disabled (within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the “Code”)), the Option shall terminate sixty (60) days from the date the Employee ceases to be an employee, or on the date on which the Option expires by its terms, whichever occurs first, and the Option shall not be exercisable after such date.

(f)                                   In the event of the death of the Employee, the Option shall terminate ninety (90) days from the date of death, or on the date on which the Option expires by its terms, whichever occurs first, and the Option shall not be exercisable after such date.

(g)                                  No partial exercise may be made for less than fifty (50) full Shares.

(h)                                 In the event of the death of the Employee, the Option may be exercised by the estate of the Employee, or by any person or persons who acquired the right to exercise the Option by will or pursuant to the laws of descent and distribution as a result of the death of the Employee, subject to Section 4(f) hereof.

5.                                      Manner of Exercise of Option.

(a)                                 To the extent that the right to exercise the Option has accrued and is in effect, the Option may be exercised in full or in part by giving written notice to the Company stating the number of Shares exercised and accompanied by payment in full for such Shares.  Payment shall be wholly in cash or by check payable to the order of the Company.  Upon such exercise, delivery of a certificate for paid-up, non-assessable Shares shall be made at the principal office of the Company to the person exercising the Option, not more than thirty (30) days from the date of receipt of the notice by the Company.

(b)                                 The Company shall at all times during the term of the Option reserve and keep available such number of Shares of its common stock as will be sufficient to satisfy the requirements of the Option.  The Employee shall not have any of the rights of a stockholder of the Company in respect of the Shares until one or more certificates for such Shares shall be delivered to him or her upon the due exercise of the Option.

6.                                      Non-Transferability.  The right of the Employee to exercise the Option shall not be assignable or transferable by the Employee otherwise than by will or the laws of descent and distribution, and the Option may be exercised during the lifetime of the Employee only by him or her.  The Option shall be null and void and without effect upon the bankruptcy of the Employee or upon any attempted assignment or transfer, except as hereinabove provided, including without limitation any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition contrary to the provisions hereof, or levy of execution, attachment, divorce, trustee process or similar process, whether legal or equitable, upon the Option.

7.                                      (a)                                 Representation Letter and Investment Legend.

(i)                                     In the event that for any reason the Shares to be issued upon exercise of the Option shall not be effectively registered under the Securities Act of 1933, upon any date on which the Option is exercised in whole or in part, the person exercising the Option shall give a written representation to the Company in the form attached hereto as Exhibit 1 and the Company shall place an “investment legend”, so-called, as described in Exhibit 1, upon any certificate for the Shares issued by reason of such exercise.

(ii)                                  The Company shall be under no obligation to qualify Shares or to cause a registration statement or a post-effective amendment to any registration statement to be prepared for the purpose of covering the issue of Shares.

(b)                                 Holding of Incentive Stock Option Shares; Legend.  In order to enable the Company to determine when it is entitled to a tax deduction upon the disposition of any Shares issued upon exercise of this Option, for the periods during which such a disposition would entitle the Company to such a deduction (generally, a disposition within two years from the date of grant of the Option or within one year from the date of exercise of the Option will entitle the Company to a deduction), all stock certificates of such Shares shall be held by the Employee in his or her name and not in the name of a broker, nominee or other person or entity, and shall bear a legend reflecting that such Shares were obtained upon exercise of an incentive stock option.  The Employee acknowledges that the Company may send a Form W-2, W-2c or substitute therefor, as appropriate, to the Employee with respect to any income recognized by the Employee upon a disposition of the Shares for the periods during which such a disposition would entitle the Company to such a deduction.  Nothing in this Section 7(b) shall restrict the Employee from selling, transferring or otherwise disposing of such Shares at any time, but only from holding such Shares in other than his or her own name.

8.                                      Adjustments on Changes in Recapitalization, Reorganization and the Like. Adjustments on changes in recapitalization, reorganization and the like shall be made in accordance with Section 12 of the Plan, as in effect on the date of this Agreement.

9.                                      No Special Employment Rights.  Nothing contained in the Plan or this Agreement shall be construed or deemed by any person under any circumstances to bind the Company to continue the employment of the Employee for the period within which this Option may be exercised.

10.                               Rights as a Shareholder.  The Employee shall have no rights as a shareholder with respect to any Shares which may be purchased by exercise of this Option unless and until a certificate or certificates representing such Shares are duly issued and delivered to the Employee.  Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

11.                               Withholding Taxes.  Whenever Shares are to be issued upon exercise of this Option, the Company shall have the right to require the Employee to remit to the Company an amount sufficient to satisfy all Federal, foreign, state and local withholding tax requirements prior to issuance of the Shares and the delivery of any certificate or certificates for such Shares.

12.                               Qualification under Section 422.  It is understood and intended that the Option granted hereunder shall qualify as an “incentive stock option” as defined in Section 422 of the Code.  Accordingly, the Employee understands that in order for the Employee to obtain the benefits of an incentive stock option under Section 421 of the Code, no sale or other disposition may be made of any Shares acquired upon exercise of the Option within the one-year period beginning on the day after the day of the transfer of such Shares to him or her, nor within the two-year period beginning on the day after the grant of the Option.  If the Employee intends to dispose or does dispose (whether by sale, gift, transfer or otherwise) of any such Shares within said periods, he or she will notify the Company within thirty (30) days after such disposition.

13.                               Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and its corporate seal to be hereto affixed by its officer thereunto duly authorized, and the Employee has hereunto set his or her hand and seal, all as of the day and year first above written.

EMPLOYEE	BRUKER ENERGY & SUPERCON TECHNOLOGIES, INC.

By:

Name:	Title:

Address:

Social Security
No.: